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                                                                     EXHIBIT 5.1

December 8, 2005

Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039

    Re: Public offering of 6.75% Junior Subordinated Debentures due 2065

Ladies and Gentlemen:

We have acted as special counsel to Reinsurance Group of America, Incorporated, a Missouri corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the public offering of an aggregate principal amount of $400,000,000 of the Company's junior subordinated debentures due 2065 (the "Securities"). The Securities are being issued pursuant to a Junior Subordinated Indenture dated as of December 18, 2001 (the "Original Indenture"), as supplemented by the Second Supplemental Junior Subordinated Indenture, dated as of December 8, 2005 (the "Supplemental Indenture" and, together with the Original Indenture, as so supplemented, the "Indenture," and collectively with the Securities, the "Transaction Documents"), in each case between the Company and The Bank of New York, as trustee (the "Trustee"). All capitalized terms which are defined in the Underwriting Agreement (as defined below) shall have the same meanings when used herein, unless otherwise specified.

In connection herewith, we have examined:

      (1) the Registration Statements on Form S-3 (Nos. 333-123161, 333-123161-01 and 333-123161-02), which also constitutes
            Post-Effective Amendment No. 6 to the Registration Statement on Form S-3 (Nos. 333-108200, 333-108200-01 and 333-108200-02) and
            Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Nos. 333-117261, 333-117261-01 and 333-117261-02)
            (collectively, the "Registration Statement") covering, among other securities, the Securities, which Registration Statement became effective under the Act on March 22, 2005;

      (2) the prospectus supplement dated December 5, 2005 and accompanying prospectus included in the Registration Statement, which were filed with the Securities and Exchange Commission (the "Commission") on the date hereof, pursuant to Rule 424(b) under the Act (collectively, the "Prospectus");

      (3) the Underwriting Agreement, dated December 5, 2005 (the "Underwriting Agreement"), between the Company and Morgan Stanley & Co. Incorporated, as Representative of the several underwriters named on Schedule 1 therein (the "Underwriters");

      (4)   the Indenture; and

      (5) the form of 6.75% Junior Subordinated Debenture due 2065 attached as exhibit A to the Indenture.

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Reinsurance Group of America, Incorporated
December 8, 2005
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We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Articles of Incorporation of the Company, as filed with the Office of the Secretary of State of the State of Missouri on June 10, 2004 and the Bylaws of the Company and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Underwriting Agreement, the Indenture and certificates and statements of appropriate representatives of the Company.

In connection herewith, we have assumed that, other than with respect to the Company, all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Securities have been duly authorized, and
(x) when duly executed, authenticated, issued and delivered to the Underwriters, in exchange for payment therefor in accordance with the terms of the Underwriting Agreement, and (y) assuming due authorization of any offer or sale of Common Stock pursuant to the Alternative Coupon Satisfaction Mechanism, will be validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits provided by the Indenture.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

      (a) Our opinions herein reflect only the application of applicable laws of the State of New York and the Federal laws of the United States of America. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

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Reinsurance Group of America, Incorporated
December 8, 2005
Page 3

      (b) Our opinions herein may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing.

      (c) Our opinions herein are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees.

      (d) We express no opinion as to:

            (i) the enforceability of any provision in any of the Indenture or the Securities purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law; or

            (ii) the enforceability of any rights to indemnification or contribution provided for in the Transaction Documents which are violative of public policy underlying any law, rule or regulation (including any Federal or state securities law, rule or regulation) or the legality of such rights.

We hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,


/s/ Bryan Cave LLP

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